Exhibit 10.22

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

THIS EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) entered into as of __________, 2012 (the “Grant Date”) between Quepasa Corporation (the “Company”) and _________ (the “Optionee”).

WHEREAS, by action taken by the Board of Directors (the “Board”) it has adopted the 2006 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, consultants and directors, the Company has granted the Optionee the right to purchase the common stock of the Company pursuant to stock options.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.           Grant of Non-Qualified Options.  The Company irrevocably granted to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of _____________ shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth.  This Agreement replaces any stock option agreement previously provided to the Optionee, if any, with respect to these Options.  The Optionee acknowledges receipt of a copy of the Plan, as amended.

2.           Price.  The exercise price of the Options is $_________ per share.

3.           Vesting - When Exercisable.

(a)           The Option shall vest ___________________, subject to the Optionee’s continued employment with the Company on each applicable vesting date.  Any fractional vesting shall be rounded up to the extent necessary.  Notwithstanding any other provision in this Agreement, the Options shall vest immediately on the occurrence of a Change of Control as defined under the Plan.

(b)           Subject to Sections 3(c) and 4 of this Agreement, any of the vested Options may be exercised prior to and until 6:00 p.m. New York time 10 years from the Grant Date (the “Expiration Date”).  None of the Options may be exercised prior to vesting.

(c)           Notwithstanding any other provision of this Agreement, upon resolution of the Board or the Committee (as defined in the Plan), the Options, whether vested or unvested, shall be immediately forfeited in the event any of the following events occur:

(1)           The Optionee is dismissed as an employee based upon fraud, theft, or dishonesty, which is reflected in a written or electronic notice given to the employee;

(2)           The Optionee purchases or sells securities of the Company in violation of the Company’s insider trading guidelines then in effect, if any;

(3)           The Optionee breaches any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect, if any;

(4)           The Optionee competes with the Company during a period of one year following termination of employment, including by soliciting customers located within or otherwise where the Company is doing business within any state, or where the Company expects to do business within three months following termination and, in this later event, the Optionee has actual knowledge of such plans;

(5)           The Optionee recruits Company personnel for another entity or business within 12 months following termination of employment; or

(6)           The Optionee fails to assign any invention, technology, or related intellectual property rights to the Company within 30 days after the Company’s written request for such assignment, if such assignment is a condition of any agreement between the Company and the Optionee.

4.           Termination of Relationship.

(a)           If for any reason, except death or disability as provided below, the Optionee ceases to be a member of the Board, employee, officer, executive of, or consultant or advisor providing services to, the Company or a Subsidiary (as defined in the Plan), then all rights granted hereunder shall terminate effective three months from that date.  Any part of the Options that was not vested immediately before termination of the Optionee’s employment shall terminate at that time.

(b)           If the Optionee shall die while an employee of the Company, the Optionee’s estate or any Transferee, as defined herein, shall have the right within one year of death to exercise the Optionee’s vested Options subject to Section 3(c).  For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.  For purposes of this Section 4(b) “Company” shall include each subsidiary and/or affiliates of the Company.

(c)           If the Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986) while an employee of the Company, and the Optionee’s services are terminated as a consequence of such disability, then the vested Options may be exercised within one year from the date the services were terminated as a result of the disability.

(d)           Notwithstanding anything contained in this Section 4, the Options may not be exercised after the Expiration Date.

5.           Profits on the Sale of Certain Shares; Redemption.  Upon occurrence of any of the events specified in Section 3(c) of this Agreement (the “Event Date”), all profits earned from the sale of shares of common stock underlying this Option, during the one-year period commencing on the Event Date, shall be forfeited and immediately paid by the Optionee to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of this Option by payment of the exercise price to the Optionee.

6.           Method of Exercise.  The Options shall be exercisable by a written notice in the form attached to this Agreement, which shall:

(a)           be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options;

(b)           be accompanied by full payment of the exercise price by (i) tender to the Company of an amount equal to the exercise price multiplied by the number of underlying shares being purchased either in cash, by wire transfer, or by certified check or bank cashier’s check, payable to the order of the Company; (ii) a reduction in the number of shares of common stock received upon an exercise of the Option equal to the exercise price, as described in the following paragraph (a “Net Exercise”); (iii) a broker assisted cashless exercise, whereby a broker-dealer advances the exercise price to the Company on behalf of the Optionee; or (iv) by a combination of any of the foregoing methods;

If the Optionee elects to conduct a Net Exercise pursuant to (ii) above, the Company shall cause to be delivered to the Optionee a certificate or certificates representing the number of shares of common stock computed using the following formula:

X=Y(A-B)
        A

Where:
X           =           the number of shares of common stock to be issued to the Optionee;
Y           =           the portion of the Option (in number of shares of common stock) being exercised by the Optionee (at the date of such calculation);
A           =           the Fair Market Value (as defined below) of one share of common stock; and
B           =           exercise price (as adjusted to the date of such calculation).

For purposes of this Agreement, “Fair Market Value” shall mean: (i) if the principal trading market for such securities is a national securities exchange, the Over-the-Counter Bulletin Board or the OTC Markets (or a similar system then in use), the closing price on the last trading day immediately prior to the exercise of such Option; or (ii) if (i) is not applicable, and if bid and ask prices for shares of common stock are reported by the principal trading market, the average of the high bid and low asked prices so reported for the trading day immediately prior to the exercise of such Option.  Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and asked prices, as the case may be, are available.  If the Company’s common stock is not publicly traded, then Fair Market Value shall be determined in good faith the Company’s Board of Directors.

(c)           be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.  If the Optionee fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Options or (ii) withhold and set-off against compensation and any other amounts payable to the Optionee the amount of such required payment. Such withholding may be in the shares underlying the Options if a Net Exercise is elected or otherwise at the sole discretion of the Company.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

7.           Anti-Dilution Provisions.  The Options granted hereunder shall have the anti-dilution rights set forth in Section 14 of the Plan.

8.           Necessity to Become Holder of Record.  Neither the Optionee, the Optionee’s estate, nor any Transferee shall have any rights as a shareholder with respect to any shares underlying the Options until such person shall have become the holder of record of such shares.  No dividends or cash distributions, ordinary or extraordinary, shall be provided to the holder if the record date is prior to the date on which such person became the holder of record thereof.

9.           Reservation of Right to Terminate Relationship.  Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Optionee at any time, with or without cause.  The termination of the relationship of the Optionee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 3 and 4 of this Agreement.

10.           Conditions to Exercise of Options.  If a Registration Statement on Form S-8 (or any other successor form) is not effective as to the shares of common stock issuable upon exercise of the Options, the remainder of this Section 10 is applicable as to federal law.  In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are further subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

11.           Transfer.  No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

12.           Duties of the Company.  The Company will at all times during the term of the Options:

(a)           Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)           Pay all original issue taxes with respect to the issuance of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)           Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13.           Parties Bound by Plan.  The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Optionee and the Optionee’s respective successors in interest.

14.           Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

15.           Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, except to the extent a party is seeking equitable relief, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Bucks County, Pennsylvania (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

16.           Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

17.           Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing and shall be delivered to the addresses in person, by FedEx or similar receipted delivery as follows:

The Optionee:

The Company:	Quepasa Corporation
324 Datura Street, Ste. 114
West Palm Beach, FL 33401
Attention: Michael Matte

with a copy to:	Michael D. Harris, Esq.
Harris Cramer LLP
3507 Kyoto Gardens Drive, Suite 320
Palm Beach Gardens, FL 33410

or to such other address as either of them, by notice to the other may designate from time to time.

18.           Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorneys’ fees, costs and expenses.

19.           Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of Delaware without regard to choice of law considerations.

20.           Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

21.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

22.           Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

23.           Stop-Transfer Orders.

(a)           The Optionee agrees that, in order to ensure compliance with the restrictions set forth in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b)           The Company shall not be required (i) to transfer on its books any shares of the Company’s common stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or the Agreement or (ii) to treat the owner of such shares of common stock or to accord the right to vote or pay dividends to any purchaser or other Transferee to whom such shares of common stock shall have been so transferred.

24.           Exclusive Jurisdiction and Venue. Any action brought by either party against the other concerning the transactions contemplated by or arising under this Agreement shall be brought only in the state or federal courts of Pennsylvania and venue shall be in Bucks County or appropriate federal district and division.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:		QUEPASA CORPORATION

By:
Michael Matte
Chief Financial Officer

OPTIONEE:

NOTICE OF EXERCISE

To:        __________________________
__________________________
__________________________
Attention _________, _______________
Facsimile: (____) _____-______

Please be advised that I hereby elect to exercise my option to purchase shares of ___________, pursuant to the Stock Option Agreement dated __________________.

Number of Shares to Be Purchased:                                                                                        _______________

Multiplied by: Purchase Price Per Share                                                                                $______________

Total Purchase Price                                                                                                 $______________

Please check the payment method below:

____       Enclosed is a check for the total purchase price above.

____       Wire transfer sent on _____________, 20__.

Please contact me as soon as possible to discuss the possible payment of withholding taxes and any other documents we may require.

Name of Option Holder (Please Print): __________________________________________________

Address of Option Holder
_______________________________________________________________________________

Telephone Number of Option Holder:                                                                ________________________________

Social Security Number of Option Holder:                                                         ________________________________

If the certificate is to be issued to person other than the Option Holder, please provide the following for such person:

________________________________
(Name)

________________________________
(Address)

________________________________

________________________________

________________________________
(Telephone Number)

________________________________
(Social Security Number)

In connection with the issuance of the Common Stock, if the Common Stock may not be immediately publicly sold, I hereby represent to the Company that I am acquiring the Common Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933 (the “Securities Act”).

I am______ am not ______ [please initial one] an accredited investor for at least one of the reasons on the attached Exhibit A.  If the SEC has amended the rule defining the definition of accredited investor, I acknowledge that as a condition to exercise the Options, the Company may request updated information regarding the Holder’s status as an accredited investor.  My exercise of the Options shall be in compliance with the applicable exemptions under the Securities Act and applicable state law.

Dated: _________________
Signature of Option Holder

Exhibit A
To Stock Option Agreement

For Individual Investors Only:

1.           A person who has an individual net worth, or a person who with his or her spouse has a combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to exercising the stock options, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

2a.           A person who had individual income (exclusive of any income attributable to the person’s spouse) of more than who has $200,000 in each of the two most recently completed years and who reasonably expects to have an individual income in excess of $200,000 this year.

2b.           Alternatively, a person, who with his or her spouse, has joint income in excess of $300,000 in each applicable year.

3.             A director or executive officer of the Company.

Other Investors:

4.           Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (“Securities Act”) whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

5.           A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

6.           An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

7.           A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

8.           An entity in which all of the equity owners are accredited investors.